EXHIBIT 4.2

LOOP INDUSTRIES, INC.

STAND-ALONE COMPENSATORY WARRANT AGREEMENT

I. NOTICE OF COMPENSATORY WARRANT GRANT

Name:

Address:

The undersigned Participant has been granted a Warrant to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Warrant:	Nonstatutory Stock Option

Term/Expiration Date:	10-year anniversary of Date of Grant

Vesting Schedule:

This Warrant shall be exercisable, in whole or in part, according to the following vesting schedule:

• [TO BE PROVIDED]

Accelerated Vesting:

• [TO BE PROVIDED]

Termination Period:

This Warrant shall be exercisable for three (3) months after Participant ceases to be a Service Provider in accordance with Sections 9 of this Agreement, unless such termination is due to Participant’s death or Disability, in which case this Warrant shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider in accordance with Sections 10 and 11 of this Agreement. Notwithstanding the foregoing sentence, in no event may this Warrant be exercised after the Term/Expiration Date as provided above and this Warrant may be subject to earlier termination as provided in Section II.12 of this Agreement.

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II. AGREEMENT

1. Definitions. As used herein, the following definitions shall apply:

(a) “Agreement” means this compensatory warrant agreement between the Company and Participant evidencing the terms and conditions of this Warrant.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Warrant.

(c) “Board” means the Board of Directors of the Company or any committee of the Board of Directors of the Company that has been designated by the Board to administer this Agreement. The Board has full authority and discretion to administer this Agreement, including but not limited to the authority to: (i) modify or amend the Warrant (subject to Section 21 of this Agreement), including, but not limited to, the discretionary authority to extend the post-termination exercise period of the Warrant, (ii) authorize any person to execute on behalf of the Company any instrument required to effect the grant or amendment of the Warrant previously granted or amended by the Board, (iii) provide for the transferability of the Warrant, and (iv) construe and interpret the terms of the Warrant. All decisions, determinations and interpretations of the Board shall be final and binding on the Participant.

(d) “Change of Control” has the meaning ascribed to it in the Employment Agreement.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Loop Industries, Inc., a Nevada corporation, or any successor thereto.

(h) “Consultant” any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

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(k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Employment Agreement” means Participant’s Employment Agreement with the Company dated March 17, 2017, as it may be amended from time to time.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exchange Program” means a program under which (i) the outstanding Warrant is surrendered or cancelled in exchange for warrants of the same type (which may have lower or higher exercise prices and different terms), awards of a different type, and/or cash, and/or (ii) Participant would have the opportunity to transfer the outstanding Warrant to a financial institution or other person or entity selected by the Board, and/or (iii) the exercise price of the outstanding Warrant is reduced or increased. The terms and conditions of any Exchange Program shall be determined by the Board in its sole discretion. An Exchange Program can be entered into with respect to the Warrant if agreed to in writing by the Participant and the Company.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system (other than an over-the-counter market, which will not be considered an established stock exchange or national market system for the purposes of this definition), including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(p) “Nonstatutory Stock Option” means a Warrant not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Notice of Grant” means a written notice, in Part I of this Agreement, evidencing certain terms and conditions of this Warrant grant. The Notice of Grant is part of the Agreement.

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(r) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Participant” means the person named in the Notice of Grant or such person’s successor.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Service Provider” means an Employee, Director or Consultant.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of this Agreement.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Warrant” means this compensatory warrant to purchase shares of Common Stock granted pursuant to this Agreement.

2. Grant of Warrant. The Board hereby grants to the Participant named in the Notice of Grant attached as Part I of this Agreement the Warrant to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3. Exercise of Warrant.

(a) Right to Exercise. This Warrant shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement. Vesting of the Warrant shall be suspended during any unpaid leave of absence, unless the Board provides otherwise or continued vesting during such leave of absence is required by Applicable Law.

(b) Method of Exercise. This Warrant shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Board may determine, which shall state the election to exercise the Warrant, the number of Shares with respect to which the Warrant is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Warrant shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Warrant unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date on which the Warrant is exercised with respect to such Exercised Shares.

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4. Participant’s Representations. In the event the Shares have not been registered under the Securities Act, at the time this Warrant is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Warrant, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a cashless exercise program implemented by the Company;

(d) surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Board, shall not result in any adverse accounting consequences to the Company; or

(e) any combination of the foregoing methods of payment.

6. Non-Transferability of Warrant.

(a) This Warrant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) (such date, the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by the Plan.

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7. Rights as a Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Warrant, notwithstanding the exercise of the Warrant. The Company shall issue (or cause to be issued) such Shares promptly after the Warrant is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 below.

8. Term of Warrant. Subject to Sections 9, 10 and 11 this Warrant may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

9. Termination of Relationship as a Service Provider. If Participant ceases to be a Service Provider, other than upon Participant’s death or Disability, the Warrant shall remain exercisable for three (3) months following Participant’s termination (but in no event later than the Warrant’s Expiration Date or as provided in Section 12). In that event, the Warrant shall be exercisable only to the extent that the Warrant was unexercised and vested on the date of termination. Unless the Board provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Warrant, the unvested portion of the Warrant shall terminate and Participant shall have no further rights to acquire the Shares subject thereto. If, after termination, the Participant does not exercise his or her Warrant within the time specified herein, the Warrant shall terminate and Participant shall have no further rights to acquire the Shares subject thereto.

10. Disability of Participant. If Participant ceases to be a Service Provider as a result of Participant’s Disability, the Warrant may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of the Warrant as set forth in the Notice of Grant or as provided in Section 12 to the extent that the Warrant is vested on the date of such termination). Unless the Board provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Warrant, the unvested portion of the Warrant shall terminate and Participant shall have no further rights to acquire the Shares subject thereto. If, after termination, the Participant does not exercise his or her Warrant within the time specified herein, the Warrant shall terminate and Participant shall have no further rights to acquire the Shares subject thereto.

11. Death of Participant. If Participant dies while a Service Provider, the Warrant may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the Warrant as set forth in the Notice of Grant or as provided in Section 12, by Participant’s estate or by a person who acquired the right to exercise the Warrant by bequest or inheritance, but only to the extent that Participant was entitled to exercise the Warrant at the date of death. If on the date of death the Participant is not vested as to his or her entire Warrant, the unvested portion of the Warrant shall terminate and Participant’s estate or the person who acquired the right to exercise the Warrant by bequest or inheritance shall have no further rights to acquire the Shares subject thereto. If, after death, Participant’s estate or a person who acquired the right to exercise the Warrant by bequest or inheritance does not exercise the Warrant within the time specified herein, the Warrant shall terminate.

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12. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Warrant, shall adjust the number, class, and price of Shares covered by the Warrant.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Warrant shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change of Control. In the event of a merger or Change of Control, the Warrant will be treated as the Board determines (subject to the Accelerated Vesting provisions set forth in the Notice of Grant) without Participant’s consent, including, without limitation, that (i) the Warrant will be assumed, or a substantially equivalent Warrant will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to Participant, that Participant’s Warrant will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) the Warrant will vest and become exercisable in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Board determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of the Warrant in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the Warrant as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of the Warrant, then the Warrant may be terminated by the Company without payment), or (B) the replacement of the Warrant with other rights or property selected by the Board in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 12(c), the Board will not be obligated to treat all awards, all awards held by Participant, or all awards of the same type, similarly.

13. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to Participant by notice as provided in this section. Any notice to be given to Participant hereunder shall be addressed to Participant at the address set forth beneath his signature hereto, or at such other address as Participant may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

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15. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all tax and/or social insurance liability obligations and requirements in connection with the Warrant, including, without limitation, (a) all income, employment and local taxes that the Company or the Service Recipient determines are required to be withheld by the Company or the Service Recipient or other payment of tax-related items related to the Warrant and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Warrant or sale of Shares, and (c) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Warrant (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax-Related Items”) which the Company determines must be withheld in connection with the Warrant. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer, and/or Parent or Subsidiary to which the Participant is providing services, the “Service Recipient”) the ultimate liability for all Tax-Related Items, is and remains Participant’s responsibility and may exceed the amount actually withheld by the Service Recipient. Participant acknowledges that the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Warrant, including, but not limited to, the grant, vesting or exercise of the Warrant, the subsequent sale of Exercised Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Warrant to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Service Recipient to satisfy all Tax-Related Items.

(b) The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, and Participant authorizes the Service Recipient and its agents to take all necessary or appropriate action, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, if permissible by applicable local law: (i) paying cash, (ii) electing to have the Company or the Service Recipient withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax-Related Items, (iii) withholding the amount of such Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Service Recipient, (iv) if Participant is a U.S. employee, delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax-Related Items, or (v) by selling a sufficient number of such Exercised Shares, or Shares otherwise deliverable to Participant through such means, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent) as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax-Related Items. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable. Finally, Participant agrees to pay to Service Recipient any amount of Tax-Related Items that the Service Recipient may be required to withhold or account for as a result of this Agreement and the Warrant hereunder that cannot be satisfied by the means previously described.

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(c) Code Section 409A. To the extent Participant is or becomes subject to U.S. Federal income taxation, this subsection (c) shall apply. Under Code Section 409A, a stock right (such as the Warrant) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Warrant equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Warrant was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

16. Nature of Grant. In accepting the Warrant, Participant acknowledges, understands and agrees that:

(a) the grant of the Warrant is voluntary and occasional and does not create any contractual or other right to receive future grants of options or warrants, or benefits in lieu of options or warrants, even if options or compensatory warrants have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in this Agreement;

(d) the Warrant and any Shares acquired under this Agreement are not intended to replace any pension rights or compensation;

(e) the Warrant and Shares acquired under this Agreement and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

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(f) the future value of the Shares underlying the Warrant is unknown, indeterminable, and cannot be predicted with certainty;

(g) if the underlying Shares do not increase in value, the Warrant will have no value;

(h) if Participant exercises the Warrant and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i) for purposes of the Warrant, Participant’s engagement as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Board, (i) Participant’s right to vest in the Warrant, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Warrant after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Warrant grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(j) unless otherwise provided by the Company in its discretion, the Warrant and the benefits evidenced by this Agreement do not create any entitlement to have the Warrant or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i)	the Warrant and the Shares subject to the Warrant are not part of normal or expected compensation or salary for any purpose;

(ii)	Participant acknowledges and agrees that none of the Company, the Service Recipient, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Warrant or of any amounts due to Participant pursuant to the exercise of the Warrant or the subsequent sale of any Shares acquired upon exercise; and

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(iii)	no claim or entitlement to compensation or damages shall arise from forfeiture of the Warrant resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Warrant to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Service Recipient, waives its ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by executing this Agreement, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in this Agreement, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with its own tax, legal and financial advisors regarding its participation in this Agreement before taking any action related to this Agreement.

18. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other option grant materials by and among, as applicable, the Employer or other Service Recipient, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in this Agreement.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Warrants or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing this Agreement.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of this Agreement. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing this Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in this Agreement. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in this Agreement. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Warrants or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in this Agreement. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

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19. Language. If Participant has received this Agreement or any other document related to the Warrant translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect.

21. Entire Agreement; Governing Law. This Agreement, including the Employment Agreement which is incorporated herein by reference, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of Nevada.

22. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS WARRANT OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

(signature page follows)

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By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Warrant is granted under and governed by the terms and conditions of this Agreement. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Warrant and fully understands all provisions of this Warrant. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Warrant. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	LOOP INDUSTRIES, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

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EXHIBIT A

EXERCISE NOTICE

Loop Industries, Inc.

480, Fernand Poitras

Terrebonne, QC J6Y 1Y4

Canada

Attention: Stock Administration

1. Exercise of Warrant. Effective as of today, _____________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s compensatory warrant (the “Warrant”) to purchase ______________ shares of the Common Stock (the “Shares”) of Loop Industries, Inc. (the “Company”) under and pursuant to the Stand-Alone Compensatory Warrant Agreement dated ____________, _____ (the “Warrant Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Warrant Agreement, and any and all withholding taxes due in connection with the exercise of the Warrant.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Warrant Agreement and agrees to abide by and be bound by its terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Warrant, notwithstanding the exercise of the Warrant. The Shares so acquired shall be issued to Participant as soon as practicable after the Warrant is exercised in accordance with the Warrant Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Warrant Agreement.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

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6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRIC-TIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

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8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Board which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

9. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Nevada. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10. Entire Agreement. The Warrant Agreement is incorporated herein by reference. This Exercise Notice, the Warrant Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	LOOP INDUSTRIES, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT :

COMPANY :	LOOP INDUSTRIES, INC.

SECURITY :	COMMON STOCK

AMOUNT :

DATE :

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

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(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Warrant to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Warrant, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

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